Exhibit 15.2

Partners:
Paul Aherne	**
John Cartwright	*
Joanne Collett	*	29 April 2022	NASD/BLUI/G3359-H22357
Mark Cummings	*******
Stuart D'Addona	****
Nicholas Davies	***	Genetron Holdings Limited 泛生子基因(控股)有限公司
Shamar Ennis	***	Walkers Corporate Limited
James Gaden	****	190 Elgin Avenue
Thomas Granger	**	George Town
Kristen Kwok	**	Grand Cayman KY1-9008
Alice Molan	******	Cayman Islands
Thomas Pugh	*
Andrew Randall	**
Rupen Shah	*******	Dear Sirs
Colette Wilkins	***
Denise Wong	**	Genetron Holdings Limited 泛生子基因(控股)有限公司

We consent to the reference to our firm under the headings “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” and “Item 16.G. Corporate Governance” in Genetron Holdings Limited 泛生子基因(控股)有限公司’s Annual Report on Form 20-F for the fiscal year ended 31 December 2021 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2022.

We further consent to the incorporation by reference into the Registration Statement (Form S-8 No. 333-252371) pertaining to Genetron Holdings Limited's 2019 Genetron Health Share Incentive Plan and 2019 Genetron Health Share Incentive Scheme of the summary of our opinion under the headings "Item 10.E. Additional Information—Taxation—Cayman Islands Taxation" and “Item 16.G. Corporate Governance” in the Annual Report.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Walkers (Hong Kong)
Walkers (Hong Kong)

Walkers (Hong Kong)
滙嘉律師事務所 (香港)
15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong
T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com
Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland| Jersey | London | Singapore
*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); ******Victoria (Australia); *******Bermuda